CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of RBC Funds Trust of our reports dated November 21, 2023, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended September 30, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN

January 29, 2024

Appendix A

RBC BlueBay Emerging Market Debt Fund

RBC BlueBay High Yield Bond Fund

RBC BlueBay Core Plus Bond Fund

RBC BlueBay Strategic Income Fund

RBC SMID Cap Growth Fund

RBC Enterprise Fund

RBC Small Cap Core Fund

RBC Microcap Value Fund

RBC Small Cap Value Fund

RBC BlueBay Access Capital Community Investment Fund (formerly Access Capital Community Investment Fund)

RBC BlueBay Impact Bond Fund (formerly RBC Impact Bond Fund)

RBC BlueBay U.S. Government Money Market Fund (formerly U.S. Government Money Market Fund)